UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

ORRSTOWN FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its new charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Indent. No.)

77 East King Street, P.O. Box 250, Shippensburg, PA		17257
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (717) 532-6114

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On Thursday, March 3, 2011, Orrstown Financial Services, Inc. (“Orrstown”) (NASDAQ: ORRF) will be presenting at the American Bankers Association’s annual Community Bank Investor Conference. Thomas R. Quinn, Jr., President and Chief Executive Officer, Bradley S. Everly, Executive Vice President and Chief Financial Officer, and Jeffrey W. Embly, Executive Vice President and Chief Credit Officer, will make the presentation at 11:30 a.m. at the Marriott Marquis Hotel, New York, New York, to an audience of institutional investors, investment firm analysts and portfolio managers, using the same presentation materials attached as Exhibit 99.1 to Orrstown’s Current Report on Form 8-K dated February 2, 2011, incorporated herein by reference. The presentation materials are being furnished, not filed, under Item 7.01 of this report.

A live webcast of the presentation, which will include slides and audio, will be available via the Internet at http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=ORRF=item_id=3779398, or by visiting the Orrstown website at www.orrstown.com and clicking the link to the webcast on our homepage under News. Please go to either of these websites 15 minutes early to download and install any necessary software you may need to hear the audio portion of the presentation and to view the slides. For those unable to listen to the live broadcast, a replay will be available, approximately one hour after the presentation ends, for 90 days after the conference. There is no charge to access this event.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Presentation materials dated February 2, 2011 – incorporated herein by reference to Exhibit No. 99.1 to Orrstown Financial Services, Inc.’s Current Report on Form 8-K dated February 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.

/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr., President
and Chief Executive Officer

Dated: March 1, 2011